SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): October 3, 2000




                             PSS WORLD MEDICAL, INC.
                            (Exact name of registrant
                          as specified in its charter)




Florida                            0-23832                            59-2280364
--------------------------------------------------------------------------------
(State or other                  (Commission                    (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)



4345 Southpoint Boulevard
Jacksonville, Florida                                                      32216
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (904) 332-3000

                                       N/A
                         -------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 3, 2000, PSS World Medical, Inc. announced that Patrick C. Kelly resigned as the Company's Chairman and Chief Executive Officer to pursue other interests. The Board of Directors appointed Clark A. Johnson Chairman of the Board. In addition, the Board elected David A. Smith President. The Board also created an office of the President, consisting of Dave Smith and the Presidents of each of the Company's three divisions: Messrs. Douglas J. Harper; Kirk A. Zambetti and Gary A. Corless. A copy of the press release concerning Mr. Kelly's resignation and related appointments is filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release dated October 3, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PSS WORLD MEDICAL, inc.



                                            By:  /s/ David A. Smith
                                               ---------------------------------
                                                 David A. Smith
                                                 President and Chief Financial
                                                 Officer

Dated: October 9, 2000

                                  EXHIBIT INDEX


Number          Description
------          ------------

99.1             Press Release of PSS World Medical, Inc. dated October 3, 2000.

                                  Exhibit 99.1


PSS World Medical Announces Resignation of Patrick C. Kelly as Chairman and Chief Executive Officer

         Jacksonville, Fla.--(BW HealthWire)--Oct. 3, 2000--PSS World Medical, Inc. (Nasdaq/NM:PSSI - news) announced that Patrick C. Kelly resigned as the Company's Chairman and Chief Executive Officer to pursue other interests. The Board of Directors appointed Clark A. Johnson Chairman of the Board. In addition, the Board elected David A. Smith President. The Board also created an office of the President, consisting of Dave Smith and the Presidents of each of the Company's three divisions: Messrs. Douglas J. Harper; Kirk A. Zambetti and Gary A. Corless.

         In accepting Mr. Kelly's resignation, the Board recognized his energy and dedication to the Company. He co-founded PSS World Medical in 1983 and served as its Chief Executive Officer for 17 years. He has overseen the Company's development into a leading specialty marketer and distributor of medical products and equipment to physicians, hospitals and other healthcare providers.

         Mr. Johnson, an outside director, was formerly Chairman and Chief Executive Officer of Pier 1 Imports, Inc., North America's largest specialty retailer of imported decorative home furnishings, gifts and related items, from 1985 until he retired in 1998. He also serves on the Board of Directors of six other publicly traded companies, including Albertson's, Inc., InterTAN, Inc., and Niagara Mohawk Corporation. Mr. Johnson said, "The Board has confidence in David's leadership abilities and knowledge of the Company's business, and we look forward to working together with his Division Presidents to build shareholder value."

         David A. Smith has been with the Company since 1987. He was appointed Chief Financial Officer in 1992 and has served as a director since 1993. He became Executive Vice President in 1996. The Company also announced that it expects to report earnings for the quarter ended September 30, 2000, of approximately $0.07 to $0.09 per basic weighted average share on a pro forma basis excluding special charges. The Company plans to release its results for the quarter ended September 30, 2000, on October 25, 2000.

         PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, alternate-site imaging centers, long-term care providers and hospitals through 101 service centers to customers in all 50 states and four European countries. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market-specific approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

         All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

Contact:
     PSS World Medical Inc., Jacksonville
     David A. Smith, 904/332-3000